UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22,
2021

MATTERPORT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-39790

Delaware	85-1695048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

352 East Java Drive Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(650) 641-2241
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	MTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
As previously disclosed, on July 22, 2021 (the “Closing Date”), Matterport, Inc., a Delaware corporation (f/k/a Gores Holdings VI, Inc.) (the “Company”), consummated the previously announced merger transactions (collectively, the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated February 7, 2021 (the “Merger Agreement”), by and among the Company (at such time named Gores Holdings VI, Inc.), Maker Merger Sub, Inc. (“First Merger Sub”), a direct, wholly owned subsidiary of the Company, Maker Merger Sub II, LLC (“Second Merger Sub”), a direct, wholly owned subsidiary of the Company, and the pre-Merger
Matterport, Inc. (now named Matterport Operating, LLC) (“Legacy Matterport”).
The Merger was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles. Under this method of accounting, Gores Holdings VI, Inc. was treated as the “acquired” company for financial reporting purposes. The financial statements of the combined entity upon consummation of the Merger represented a continuation of the financial statements of Matterport with the Merger being treated as the equivalent of Matterport issuing stock for the net assets of Gores Holdings VI, Inc., accompanied by a recapitalization. The net assets of Gores Holdings VI, Inc. are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Matterport in future reports of the combined entity. All periods prior to the Merger have been retroactively adjusted using the exchange ratio in the Merger of approximately 4.1193 for the equivalent number of shares outstanding immediate after the Merger to effect the reverse recapitalization.
The Company is issuing this Current Report on Form 8-K to recast its financial statements for the years ended December 31, 2020 and 2019 as previously incorporated by reference in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2021, as amended by Amendment No. 1 to Form 8-K/A, filed with the SEC on July 29, 2021, and Amendment No. 2 to Form 8-K/A, filed with the SEC on August 16, 2021 (as so amended, the “Super 8-K”), and as filed in the Company’s proxy statement/prospectus dated June 21, 2021 (the “Proxy Statement”) to reflect the effects of the reverse recapitalization.
Included herein as Exhibit 99.2 are the audited consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020. These financial statements update the audited consolidated financial statements of Legacy Matterport included in Item 2.01 and Item 9.01 of the Super
8-K
and in the Proxy Statement. Also included herein as Exhibit 99.1 is Management’s Discussion and Analysis of Financial Condition and Results of Operations, which relates to the audited consolidated financial statements, and updates Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 2.01 of the Super
8-K
and in the Proxy Statement.
Exhibits 99.1 and 99.2 are attached hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Audited Consolidated Financial Statements of Matterport, Inc. for the Years Ended December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020

104	The cover page from this Current Report on Form 8-K of Matterport, Inc. (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	Matterport, Inc.

	By:	/s/ James D. Fay
	Name:	James D. Fay
	Title:	Chief Financial Officer